Exhibit 99.6

MCL McGill Carriers Ltd.

Financial Statements (Unaudited) for the Six Months ended June 30, 2026 and 2025

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MCL McGill Carriers Ltd.

Balance Sheets as of June 30, 2026 and December 31, 2025

(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash	$1,274,264	$2,465,050
Accounts receivable, net	5,618,528	3,718,535
Prepaid expenses	291,455	462,181
Total current assets	7,184,247	6,645,766

Non-current assets:
Property and equipment, net	12,104,068	9,977,474
Right-of-use asset, net	1,067,053	1,243,871
Total assets	$20,355,368	$17,867,111

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,988,594	$2,096,589
Accrued liabilities	1,459,998	1,445,956
Income taxes payable	138,697	143,950
Long-term debt, current	2,505,778	2,343,836
Operating lease liabilities, current	491,628	431,654
Finance lease liabilities, current	104,218	104,817
Total current liabilities	7,688,913	6,566,802

Non-current liabilities:
Long-term debt	6,632,763	4,825,063
Operating lease liabilities	505,566	704,802
Finance lease liabilities	85,187	140,698
Deferred income taxes	1,457,887	1,562,152
Total liabilities	16,370,316	13,799,517

Commitments and contingencies (Note 6)

Stockholders’ equity:
Common stock	1	1
Accumulated other comprehensive loss	(163,841)	(26,597)
Retained earnings	4,148,892	4,094,190
Total stockholders’ equity	3,985,052	4,067,594
Total liabilities and stockholders’ equity	$20,355,368	$17,867,111

The accompanying notes to the financial statements are an integral part of these statements.

MCL McGill Carriers Ltd.

Statements of Operations and Comprehensive Income for the six months ended June 30, 2026 and 2025

(Unaudited)

	Six months ended June 30,
	2026	2025
Operating revenue
Transportation revenue	$22,681,519	$22,018,113
Fuel revenue	4,582,939	3,777,266
Total operating revenue	27,264,458	25,795,379
Operating expenses
Salaries & wages	5,721,814	5,193,974
Fuel & fuel taxes	2,664,918	2,310,123
Purchased transportation	12,318,647	10,362,980
Truck expenses	3,044,229	3,511,380
Depreciation & amortization	1,058,541	1,102,193
Gain on sale of equipment	-	(23,746)
Insurance & claims	1,022,179	1,114,561
General & administrative	964,209	744,137
Total operating expenses	26,794,537	24,315,602
Operating income	469,921	1,479,777
Other income and (expense)
Interest expense	(347,877)	(303,862)
Other income, net	3,156	22,507
Foreign exchange (loss) gain	(3,677)	2,667
Total other expense, net	(348,398)	(278,688)
Income before income taxes	121,523	1,201,089
Income tax expense	66,821	302,674
Net income	54,702	898,415

Other comprehensive (loss) income:
Currency translation adjustment	(137,244)	203,914
Comprehensive (loss) income	$(82,542)	$1,102,329

The accompanying notes to the financial statements are an integral part of these statements.

MCL McGill Carriers Ltd.

Statements of Changes in Stockholders’ Equity for the six months ended June 30, 2026 and 2025

(Unaudited)

	Common Stock Shares	Amount	Accumulated Other Comprehensive Loss	Retained Earnings	Total Equity
Balance, December 31, 2025	100	$1	$(26,597)	$4,094,190	$4,067,594
Net income	-	-	-	54,702	54,702
Currency translation adjustment	-	-	(137,244)	-	(137,244)
Balance, June 30, 2026	100	$1	$(163,841)	$4,148,892	$3,985,052

	Common Stock Shares	Amount	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total Equity
Balance, December 31, 2024	100	$1	$(191,378)	$3,325,116	$3,133,739
Dividends declared	-	-	-	(174,609)	(174,609)
Net income	-	-	-	898,415	898,415
Currency translation adjustment	-	-	203,914	-	203,914
Balance, June 30, 2025	100	$1	$12,536	$4,048,922	$4,061,459

The accompanying notes to the financial statements are an integral part of these statements.

MCL McGill Carriers Ltd

Statements of Cash Flows for the six months ended June 30, 2026 and 2025

(Unaudited)

	For the six months ended June 30,
	2026	2025
Cash flows from operating activities
Net income	$54,702	$898,415
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,007,642	1,053,035
Amortization of finance lease right-of-use assets	50,899	49,158
Gain on sale of equipment	-	(23,746)
Noncash operating lease costs	220,592	177,138
Changes in operating assets and liabilities:
Accounts receivable	(2,085,057)	(1,167,890)
Prepaid expenses	159,999	(145,685)
Income taxes	(121,034)	174,494
Other assets	-	22,930
Accounts payable and accrued liabilities	1,055,077	187,375
Operating lease liabilities	(236,492)	(173,696)
Deferred income taxes	66,821	82,010
Net cash flows provided by operating activities	$173,149	$1,133,538

Cash flows from investing activities
Purchase of equipment	(99,172)	(321,533)
Proceeds from sale of equipment	-	113,999
Net cash flows used by investing activities	$(99,172)	$(207,534)

Cash flows from financing activities
Dividends paid	-	(230,689)
Repayment of long-term debt	(1,035,131)	(800,621)
Principal payments of finance lease	(49,367)	(59,875)
Payments on related party debt	(131,508)	(127,291)
Net cash flows used by financing activities	$(1,216,006)	$(1,218,476)

Net decrease in cash before effect of exchange rate changes	(1,142,029)	(292,472)
Effect of exchange rate changes on cash	(48,757)	129,996
Net decrease in cash	(1,190,786)	(162,476)
Cash, beginning of period	2,465,050	2,462,438
Cash, end of period	$1,274,264	$2,299,962

Supplementary disclosure of cash flow information:
Cash paid for interest	$245,248	$206,515
Cash paid for taxes	$264,676	$45,715

Non-cash investing and financing activity:
Purchase of equipment by way of long-term debt	$3,441,979	$-
Right-of-use assets obtained in exchange for new operating leases	$132,070	$-
Right-of-use assets obtained in exchange for new finance lease liabilities	$-	$60,290

The accompanying notes to the financial statements are an integral part of these statements.

MCL McGill Carriers Ltd

Notes to the Financial Statements

(Unaudited)

1.	Organization and nature of operations

MCL McGill Carriers Ltd. (the “Company”) was incorporated in 2000 under the laws of British Columbia. Its principal business activity is transportation of motor vehicles for the original manufacturers.

2.	Significant accounting policies and basis of presentation

Basis of presentation  — These financial statements and footnotes have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are intended to satisfy the financial statement requirements applicable to an acquired business for inclusion in filings with the U.S. Securities and Exchange Commission. The financial statements present the historical financial position, results of operations, and cash flows of MCL McGill Carriers Ltd. on a stand-alone basis for the periods presented. Subsequent to June 30, 2026, the Company was acquired by Proficient Auto Logistics, Inc. As a result of the transaction, the Company became an indirect subsidiary of Proficient Auto Logistics, Inc. Management believes the accompanying financial statements include all normal recurring adjustments necessary for a fair presentation in accordance with U.S. GAAP.

The accompanying condensed financial statements as of June 30, 2026 and for the six months ended June 30, 2026 and 2025 are unaudited and have been prepared for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all disclosures required for complete financial statements and should be read in conjunction with the audited financial statements for the years ended December 31, 2025 and 2024. Results of the interim period are not necessarily indicative of results for the full year.

U.S. GAAP Conversion — The accompanying financial statements were prepared from the Company’s accounting records, which were maintained in accordance with Canadian Accounting Standards for Private Enterprises (“ASPE”). Certain adjustments and reclassifications have been made to convert the financial statements to conform with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Such adjustments include, but are not limited to, differences in accounting for leases, revenue, and income taxes.

Use of estimates — The preparation of these financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences could be material. Significant estimates include the accrual for insurance and claims liabilities; income tax liabilities; the useful lives and recoverable amounts of property, plant and equipment.

Foreign currency translation — The Company’s functional currency is the Canadian dollar (“CAD”). For reporting purposes, the accompanying financial statements have been translated into U.S. dollars (“USD”). Assets and liabilities are translated at period-end exchange rates, revenues and expenses at average exchange rates, and equity accounts at historical exchange rates. Translation adjustments are recorded in accumulated other comprehensive income.

Foreign currency transaction gains and losses arising from transactions denominated in currencies other than the functional currency are included in earnings in the period incurred.

Revenue concentration — During the six months ended June 30, 2026 and 2025, the Company had three customers which represented approximately 46%, 12%, and 9%, and 45%, 13%, and 10%, respectively, of total revenue.

3.	Property and equipment

Property and equipment, net of accumulated depreciation, consists of the following:

	June 30, 2026	December 31, 2025
Buildings and improvements	$62,906	$60,143
Furniture and equipment	59,661	61,719
Machinery and equipment	79,609	82,355
Software and computer equipment	82,948	85,810
Transportation equipment	22,171,705	19,137,376
	22,456,829	19,427,403
Less accumulated depreciation and amortization	(10,352,761)	(9,449,929)
Property and equipment, net	$12,104,068	$9,977,474

The Company recognized depreciation expense of $1.1 million and $1.1 million during the six months ended June 30, 2026 and 2025, respectively.

MCL McGill Carriers Ltd

Notes to the Financial Statements

4.	Long-term debt

Revolving line of credit

As of June 30, 2026 and December 31, 2025, the Company maintains an undrawn revolving line of credit of $0.7 million, bearing interest at the bank’s annual prime lending rate plus 1%, secured by a general security agreement. The revolving line of credit remains undrawn. Fees on the facility were insignificant for the six months ended June 30, 2026 and 2025.

Long-term debt

Long-term debt consists of equipment financing facilities, each secured by the specific trucks or trailers financed.

	June 30, 2026	December 31, 2025
Equipment and vehicle notes payable requiring monthly principal and interest payments totaling approximately $0.2 million. The notes bear interest ranging from 5.74% to 8.67%, maturing between December 2027 and November 2031, and are secured by the Company’s transportation equipment and vehicles	$9,138,541	$7,168,899

Less: current maturities	(2,505,778)	(2,343,836)

Total long-term debt	$6,632,763	$4,825,063

Future maturities of long-term debt are as follows:

2026 remaining	$1,393,250
2027	2,959,801
2028	1,280,705
2029	995,949
2030	901,771
Thereafter	1,607,065
$9,138,541

The Company’s equipment financing arrangements are secured by substantially all rights, title and interest in the financed transportation equipment. The Company has two promissory notes payable to Royal Truck Leasing LLC (“Royal Truck”), a company under common control, totaling $0.4 million and $0.5 million as of June 30, 2026 and December 31, 2025, respectively. The notes bear interest at prime plus 1% and are secured on the same basis as the third-party facilities.

Interest expense on long-term debt was $0.3 million and $0.3 million for the six months ended June 30, 2026 and 2025, respectively.

5.	Related parties

The Company is under common ownership with Hansen & Adkins Auto Transport, Inc. (“H&A”) and routinely enters into transactions with H&A and other entities under common ownership and control. These transactions are conducted in the normal course of business.

Royal Truck is a separate legal entity and a variable interest entity (“VIE”) for which H&A is the primary beneficiary. The Company leases certain trucks from Royal Truck and has outstanding financing arrangements with Royal Truck.

All related-party transactions are measured at the exchange amount, which is the amount of consideration established and agreed to by the parties. Management believes these transactions are entered into on terms consistent with those that would be available from unaffiliated third parties for similar services or financing arrangements.

Related party transactions

The Company’s transactions with related parties for the six months ended June 30, 2026 and 2025 are as follows:

Payments for marketing, IT, and other cost sharing services of approximately $0.2 million for the six months ended June 30, 2026 and 2025, respectively which are recorded to general and administrative expenses.

MCL McGill Carriers Ltd

Notes to the Financial Statements

Related party leases

The Company leases five trucks and trailers from Royal Truck. The related agreements are accounted for as finance leases.

As of June 30, 2026 and December 31, 2025, the related party finance lease liability consisted of current and long-term portions of $0.1 million. The related finance lease right of use asset had a net book value of $0.1 million and $0.2 million as of June 30, 2026 and December 31, 2025, respectively.

The lease has a discount rate of 4.95% and expires on April 30, 2028. Amortization expense related to the finance lease ROU asset was less than $0.1 million for each of the six months ended June 30, 2026 and 2025. Interest expense related to the finance lease liability was less than $0.1 million for each of the six months ended June 30, 2026 and 2025. The Company made base lease payments to Royal Truck of less than $0.1 million for each of the six months ended June 30, 2026 and 2025.

At June 30, 2026, the future maturities of the lease liabilities were as follows:

For the year ending December 31:
2026 remaining	$39,846
2027	79,692
2028	26,564
Total undiscounted cash flows	146,102
Less: present value factor	(6,153)
Total lease liabilities	139,949
Less: current portion	(74,758)
Total long-term lease liabilities	$65,191

Related party debt

The Company has two outstanding promissory notes payable to Royal Truck, a related party under common control, totaling $0.4 million and $0.5 million as of June 30, 2026 and December 31, 2025, respectively. The Company made payments on vehicle loans with Royal of approximately $0.1 million for the six months ended June 30, 2026 and 2025.

6.	Commitments and contingencies

The Company is involved in certain claims and pending litigation primarily arising in the normal course of business. The majority of these claims relate to workers’ compensation, auto collision and liability, and physical and cargo damage. The Company expenses legal fees as incurred and accrues for the uninsured portion of contingent losses from these and other pending claims when it is both probable that a liability has been incurred, and the amount of the loss can be reasonably estimated. It is at least reasonably possible that the effect on the financial statements of significant estimates involving contingencies will change within one year of the date of the financial statements due to one or more future confirming events. If such changes occur, they could be material to the financial statements. The Company has disclosed all significant estimates and assumptions that could potentially be affected by future confirming events.

7.	Subsequent events

Management evaluated subsequent events through October 23, 2026, the date the financial statements were available to be issued.

On August 13, 2026, the Company was acquired by Proficient Auto Logistics, Inc. As a result of the transaction, MCL McGill Carriers Ltd. became an indirect subsidiary of Proficient Auto Logistics, Inc. The acquisition did not directly affect the Company’s assets, liabilities, or operations as of June 30, 2026, and therefore no adjustments have been made to the accompanying financial statements.